Exhibit 32.2

Statement of Principal Accounting Officer Pursuant to Section 906 of the Sarbanes Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002, I, Stephen Feldschuh, certify that:

      1. The annual report on Form 10-K for the year ended December 31, 2003 of Daxor Corporation fully complies with the requirements of Section 13a or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition, and results of operations of the Company.

      Date: March 26, 2004


      /s/ Stephen Feldschuh
      ---------------------------
      Stephen Feldschuh
      Vice President of Operations and
      Principal Accounting Officer